Exhibit 24.1


                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Terex Corporation Annual Report on Form 10-K for the year ended December 31, 2003 (including, without limitation, amendments), and to file the same with all exhibits thereto, and all document in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Signature                      Title                                  Date
---------                      -----                                  ----


/s/ Ronald M. DeFeo       Chairman, Chief Executive Officer
Ronald M. DeFeo             and Director                         March 15, 2004
                           (Principal Executive Officer)

/s/ Phillip C. Widman     Senior Vice President -
Phillip C. Widman           Chief Financial Officer              March 15, 2004
                           (Principal Financial Officer)

/s/ Mark T. Cohen         Vice President and Controller          March 15, 2004
Mark T. Cohen              (Principal Accounting Officer)

/s/ G. Chris Andersen     Director                               March 15, 2004
G. Chris Andersen

/s/ Don DeFosset          Director                               March 15, 2004
Don DeFosset

/s/ William H. Fike       Director                               March 15, 2004
William H. Fike

/s/ Donald P. Jacobs      Director                               March 15, 2004
Donald P. Jacobs

/s/ David A. Sachs        Director                               March 15, 2004
David A. Sachs

/s/ J. C. Watts, Jr.      Director                               March 15, 2004
J. C. Watts, Jr.

/s/ Helge H. Wehmeier     Director                               March 15, 2004
Helge H. Wehmeier